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                                  EXHIBIT 23.1


              Consent of Independent Certified Public Accountants
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We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 333-_________) pertaining to the Concord Camera Corp. Stock Option Plan for Wai Hoong Lee of our report dated July 31, 2002 (except for Note 24, as to which the date is August 31, 2002), with respect to the consolidated financial statements and schedule of Concord Camera Corp. included in its Annual Report on Form 10-K for the year ended June 29, 2002, filed with the Securities and Exchange Commission.




                                              /s/ Ernst & Young LLP
                                              ---------------------------------


Atlanta, Georgia
February 5, 2003